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                                                                  Exhibit 99.1

            ABGENIX AND MILLENNIUM BIOTHERAPEUTICS FORM COLLABORATION

  Collaboration Marks Fifth Corporate Deal for Abgenix and Start Of Development for Millennium BioTherapeutic's First Clinical Candidate

FREMONT, Calif., and CAMBRIDGE, Mass., July 15 /PRNewswire/ -- Abgenix, Inc., (Nasdaq: ABGX) and Millennium BioTherapeutics, Inc. (MBio), a majority-owned subsidiary of Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM) today announced that they have signed an exclusive agreement to utilize Abgenix's XenoMouse(TM) technology to develop an antibody drug candidate toward a proprietary, biologically-validated target discovered by MBio.

Under the agreement, Millennium BioTherapeutics will use Abgenix's XenoMouse technology to generate fully human antibodies to an undisclosed antigen target in the area of inflammatory disease. In return, Abgenix will receive research payments and could receive additional fees and milestone payments plus royalty payments on future product sales by MBio. MBio will be responsible for product development, manufacturing, and marketing of any products developed through the collaboration. This is Abgenix's fifth corporate collaboration involving its proprietary technology for generating fully human antibody product candidates and is the start of preclinical development for MBio's first clinical candidate.

"We are pleased to be collaborating with Millennium BioTherapeutics, a leader in the application of genomics to protein and antibody products," stated R. Scott Greer, president and chief executive officer of Abgenix. "MBio is our first collaboration directly with a genomics company."

"The initiation of this collaboration is an important step toward our goal of filing an Investigational New Drug (IND) application in 1999 on a clinical candidate," said Dr. John Maraganore, general manager of MBio. "This collaboration also demonstrates that through the focused application of our powerful genomics-driven target discovery efforts, MBio intends to deliver promising therapeutic antibody candidates to the market," Maraganore added.

Abgenix and Millennium BioTherapeutics Form Collaboration

Millennium BioTherapeutics, a majority-owned subsidiary of Millennium Pharmaceuticals, Inc., uses genomics technology and informatics to discover and develop biotherapeutic (therapeutic proteins and antibodies, vaccines, gene therapy and antisense) products. Millennium Pharmaceuticals, Inc. has granted its commercialization rights for biotherapeutic products to MBio. MBio currently has over 70 employees and a major corporate alliance with Eli Lilly and Company.

Millennium, a leading genomics-driven life sciences company, employs large-scale genetics, genomics, high throughput screening and informatics in an integrated, broad-based discovery platform to enable and accelerate the discovery and development of new, proprietary therapeutic, diagnostic and life sciences products and services addressing major market needs. Headquartered in Cambridge, Mass. Millennium and its affiliates currently employ more than 550 people.

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Abgenix, a biopharmaceutical company, develops and intends to commercialize antibody therapeutic products for the prevention and treatment of a variety of disease conditions, including transplant-related diseases, inflammatory and autoimmune disorders, and cancer. Abgenix has developed a proprietary technology which it believes enables it to quickly generate high affinity, fully human antibody product candidates to essentially any disease target appropriate for antibody therapy. Besides Millennium, Abgenix has collaborative arrangements with Genentech, Inc., Pfizer Inc., Schering-Plough Research Institute and Cell Genesys, Inc. In addition, Abgenix has four proprietary antibody product candidates that are under development internally, two of which are in human clinical trials.

Statements made in this press release about Abgenix's product development activities, clinical trials, product pipelines, corporate partnerships and patent portfolio, other than statements of historical fact, are forward looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the success of clinical trials, research and product development programs, the regulatory approval process, competitive products and the extent and breadth of Abgenix's patent portfolio. Please see Abgenix's Form S-1 dated April 3, 1998 and amendments thereto for information about risks associated with clinical trials and product development programs and other risks, which may affect Abgenix.

This press release contains forward-looking statements that involve a number of risks and uncertainties for both Millennium Pharmaceuticals, Inc. and it's majority-owned subsidiary, Millennium BioTherapeutics, Inc. Among the factors that could cause actual results to differ materially from those indicated in such forward looking statements include uncertainties relating to gene identification, drug discovery and clinical development processes; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under the collaborative agreements; the impact of competitive products and technological changes; uncertainties relating to patent protection; and uncertainties relating to the Company's ability to obtain the substantial additional funds required for its progress. The factors that could affect the performance of Millennium are more fully described in filings by Millennium with the Securities and Exchange Commission including but not limited to the factors set forth under the heading "Business -- Factors That May Affect Results" in the Annual Report on Form 10-K of Millennium for the year ended December 31, 1997 as filed on March 31, 1998.